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                                                                     Exhibit 1.1

                     INSIGHT COMMUNICATIONS COMPANY, INC.
                                CLASS A COMMON
                                     STOCK
                              -------------------
                             Underwriting Agreement
                             ----------------------


                                                                   June __, 2001
Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Dresdner Kleinwort Wassertstein Securities LLC
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         A certain shareholder named in Schedule II hereto (the "Selling Stockholder") of Insight Communications Company, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,350,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 650,000 additional shares (the "Optional Shares") of Class A common stock, par value $.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         1.     (a)   The Company represents and warrants to, and agrees with,
each of the Underwriters that:

               (i) A registration statement on Form S-3 (File No. 33-58296) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under
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         the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

               (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act , as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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         therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (a "Material Adverse Effect") otherwise than as set forth or contemplated in the Prospectus;

               (vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

               (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of its Significant Subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act), each of which is listed on Schedule III

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         hereto, is duly incorporated or formed, as the case may be, validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has the corporate, limited partnership or limited liability company power and authority to carry on its business as described in the Prospectus;

               (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and the entities listed on Schedule III hereto are the only Significant Subsidiaries, direct or indirect, of the Company, and all of the outstanding corporate, limited partnership or limited liability company interests of each of the Company's Significant Subsidiaries have been duly authorized and validly issued, are owned by the Company, directly or indirectly, through one or more of its subsidiaries (except that (i) TCI of Indiana Holdings, LLC owns 50% of the limited liability partnership interests of Insight Midwest, L.P. ("Insight Midwest") and (ii) Insight Kentucky Capital, LLC ("Kentucky Capital") owns .001% of the limited partnership interests of Insight Communications of Kentucky, L.P. ("Insight Kentucky"), Insight Kentucky Partners I, L..P. ("Kentucky Partners I") and Insight Kentucky Partners II, L.P. ("Kentucky Partners II") and (iii) Coaxial Communications of Central Ohio, Inc. owns the preferred equity interests of Insight Communications of Central Ohio, LLC ("Insight Ohio")), free and clear of all liens, encumbrances, equities or claims ("Liens") (other than (i) those in favor of the lenders under the credit agreement, dated as of January 5, 2001, by and among Insight Midwest Holdings, LLC ("Midwest Holdings"), as borrower, The Bank of New York, as administrative agent, and the other lenders party thereto (the "Insight Midwest Holdings Credit Facility") and (ii) those in favor of the lenders under the credit agreement dated as of October 7, 1998 among Insight Ohio, as borrower, Canadian Imperial Bank of Commerce, as administrative agent, and the other lenders party thereto, as amended (the "Insight Ohio Credit Facility")), and (except to the extent that the provisions of the applicable partnership agreement or the applicable limited partnership act requiring partners to return distributions or make-up capital account deficits upon liquidation may be deemed as requiring capital contributions, and except to the extent that a general partner of a partnership may be liable for partnership obligations) no additional capital contributions are required to be made to any such subsidiaries;

               (ix) The sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations,

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         registrations or qualifications as have been obtained, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or the failure of which to be obtained would not have a Material Adverse Effect;

               (x) None of the Company or any of its subsidiaries is (i) in violation of its respective charter, by-laws, limited partnership agreement or operating agreement, as the case may be, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, except, in the case of clause (ii), for such violations that would not have a Material Adverse Effect;

               (xi) The statements set forth in the Prospectus under the caption ["Description of Capital Stock"], insofar as they purport to constitute a summary of the terms of the Stock; and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

               (xii) Other than as set forth in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, might result, individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (xiii) Except with respect to general rulemakings and similar matters relating generally to the cable television industry, (i) during the time the Systems (as defined below) have been owned or managed by the Company or an affiliate of the Company, there has been no adverse judgment, order, or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its subsidiaries or any System, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and (iii) to the Company's knowledge, after due inquiry, there is no reasonable basis for any such action, suit, proceeding or investigation, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

               (xiv) Except for matters covered by paragraph (xiii) above or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its subsidiaries have made all material filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises and cable antenna relay service, broadcast auxiliary,

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         earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "FCC Authorizations") necessary or appropriate to own, operate and construct the cable communication systems that are now owned or managed by them (the "Systems") or otherwise for the operation of their businesses and are not in violation of any thereof; (ii) all such FCC Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any FCC Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) neither the Company nor any of its subsidiaries is in breach or violation of, or in default under, any duty or obligation required by any of the terms, conditions or provisions of the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule, regulation or policy applicable to the operation of any portion of any of the Systems; (iv) neither of the Company or any of its subsidiaries, is in violation of any duty or obligation required by state or local laws, or local rules or regulations applicable to the operation of any portion of any of the Systems; (v) there is not pending or, to the knowledge of the Company or any of its subsidiaries, threatened, any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any FCC Authorization; (vi) other than as described in the Offering Circular, there is not now issued or outstanding or, to the knowledge of the Company, threatened, any notice of any hearing, material violation or material complaint against the Company or any of its subsidiaries, with respect to the operation of any portion of the Systems and none of the Company or any of its subsidiaries has any knowledge that any person intends to contest renewal of any material FCC Authorization;

               (xv) (i) (A) The Company and its subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all non-broadcast affiliation agreements under which the Company and its subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Offering Circular; and (B) all such material agreements are in full force and effect and none of the Company, any of its subsidiaries or any of their affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii) (A) either the Company or its subsidiaries have entered into agreements with the television stations that have notified the Company or its subsidiaries that such station's respective consent is required to carry such stations on the Systems or the Company or such subsidiary have ceased carrying such stations; (B) all such agreements grant the Company or one of its subsidiaries retransmission consent; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect;

               (xvi) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used

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         in connection with the operation of the Systems have been authorized for such use by the FCC; (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEO") compliance certification by the FCC has been certified by the FCC for annual EEO compliance during the time such Systems have been owned by the Company or its subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration;

               (xvii) (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned or managed by the Company or its Significant Subsidiaries; (ii) none of the Company, any of its subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its subsidiaries or any System, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

               (xviii)The sale of the Shares and the compliance by the Company with all the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, and will not cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification;

               (xix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

               (xx) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, KPMG LLP, who have certified certain financial statements of the AT&T Midwest Systems, and PricewaterhouseCoopers, LLP, who have certified certain financial statements of InterMedia Capital Partners VI, L.P., are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

               (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the

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         Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

               (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will the action result in any violation of the provisions the Partnership Agreement of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

               (iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

               (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

               (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the

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         First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

               (viii) Certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by the Selling Stockholder to The Bank of New York as custodian (the "Custodian"), and the Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as the Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

               (ix) The Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the partnership, or by the occurrence of any other event; if the partnership should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling
Stockholder,  at a purchase price per share of $...........,  the number of Firm
Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to 650,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on June ___, 2001 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7[(k)] hereof, will be delivered at the offices of Latham & Watkins, LLP, 885 Third Avenue, Suite 1000, New York, N.Y. 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 12:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.     The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

               (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

               (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

               (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         6. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and
(b) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b) (iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii),
         (iii), (xiii), (xvii), (xix), and (xx) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Sonnenschein Nath & Rosenthal LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                (i) each of the Company and its subsidiaries listed on Schedule III hereto (the "Significant Subsidiaries") is validly existing as a corporation, limited partnership or a limited liability company, as appropriate, in good standing under the laws of its respective jurisdiction of incorporation or organization, as appropriate, and has the corporate, limited partnership or limited liability company power and authority, as appropriate, to carry on its business and to own, lease and operate its properties, in each case, as described in the Prospectus;


                (ii) each of the Company and its Significant Subsidiaries is in good standing as a foreign corporation, limited partnership or limited liability company, as appropriate, authorized to do business in the jurisdictions set forth on Schedule IV hereto. Based solely on certificates of an officer of the Company, as to where the Company and its Significant Subsidiaries presently own, lease or operate property, or carry on business, such counsel knows of no other jurisdiction where the failure to be so qualified or be in good standing would have a Material Adverse Effect;


                (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights under the certificate of incorporation of the Company, any agreement known to such counsel or the Delaware General Corporation law;

                (iv) all the outstanding partnership interests of Insight L.P. have been duly authorized and validly issued and are fully paid and (except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) non-assessable and not subject to any preemptive or similar rights under the limited partnership agreement of Insight L.P., any agreement known to such counsel, or the Delaware Revised Uniform Limited Partnership Act. To the best of such counsel's knowledge, all of the outstanding partnership interests of Insight L..P. are owned by the Company free and clear of any Lien other than as set forth in the Prospectus;


                (v) all the outstanding limited partnership interests of Insight Midwest have been duly authorized and validly issued and are fully paid and (except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) non-assessable and not subject to any preemptive or similar rights under the limited partnership agreement of Insight Midwest, any agreement known to such counsel, or the Delaware Revised Uniform Limited Partnership Act. To the best of such counsel's knowledge, 50% of the outstanding partnership interests of Insight Midwest are owned by its general partner, Insight L.P., free and clear of any Lien other than as set forth in the Prospectus;


                (vi) all of the outstanding limited liability company interests of Insight Holdings of Ohio, LLC ("Insight Holdings") have been duly authorized and validly issued and are fully paid and non-assessable under the Delaware Limited Liability Company Act, and, to the best of such counsel's knowledge, are owned by Insight Midwest, free and clear of any Lien other than as set forth in the Prospectus;


                (vii) all of the outstanding limited liability company interests of Insight Ohio have been duly authorized and validly issued and are fully paid and non-assessable under the Delaware Limited Liability Company Act, and, to such counsel's knowledge, are owned by Insight Holdings (other than the preferred equity interests, which are owned by Coaxial Communications of Central Ohio, Inc.), free and clear of any Lien, except Liens created pursuant to the Insight Ohio Credit Facility and other than as set forth in the Prospectus;


                (viii) all of the outstanding limited liability company interests of Insight Midwest Holdings, LLC ("Midwest Holdings") have been duly authorized and validly issued and are fully paid and non-assessable under the Delaware Limited Liability Company Act, and, to such counsel's knowledge, are owned by Insight Midwest, free and clear of any Lien, except Liens created pursuant to the Insight Midwest Holdings Credit Facility and other than as set forth in the Prospectus;


                (ix) all of the outstanding limited liability company interests of Insight Communications Midwest, LLC have been duly authorized and validly issued and are fully paid and non-assessable under the Delaware Limited Liability Company Act, and, to such counsel's knowledge, are owned by Midwest Holdings, free and clear of any Lien, except Liens created pursuant to the Insight Midwest Holdings Credit Facility and other than as set forth in the Prospectus;

                (x) all of the outstanding limited partnership interests of Insight Communications of Kentucky, L.P. ("Insight Kentucky") have been duly authorized and validly issued and are fully paid and (except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) non-assessable and not subject to any preemptive or similar rights under the limited partnership agreement of Insight Kentucky, any agreement known to such counsel, or the Delaware Revised Uniform Limited Partnership Act, and, to such counsel's knowledge, are owned by the Insight Midwest Holdings, LLC (other than a .001% limited partnership interest which is owned by Insight Kentucky Capital, LLC ("Kentucky Capital")), free and clear of any Lien, except Liens created pursuant to the Insight Midwest Holdings Credit Facility and other than as set forth in the Prospectus;


                (xi) all of the outstanding limited partnership interests of Insight Kentucky Partners I, L.P. ("Kentucky Partners I") have been duly authorized and validly issued and are fully paid and (except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) non-assessable and not subject to any preemptive or similar rights under the limited partnership agreement of Kentucky Partners I, any agreement known to such counsel, or the Delaware Revised Uniform Limited Partnership Act, and, to such counsel's knowledge, are owned by Insight Kentucky (other than a .001% limited partnership interest which is owned by Kentucky Capital), free and clear of any Lien, except Liens created pursuant to the Insight Midwest Holdings Credit Facility and other than as set forth in the Prospectus;


                (xii) all of the outstanding limited partnership interests of Insight Kentucky Partners II, L.P. ("Kentucky Partners II") have been duly authorized and validly issued and are fully paid and (except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) non-assessable and not subject to any preemptive or similar rights under the limited partnership agreement of Kentucky Partners II, any agreement known to such counsel, or the Delaware Revised Uniform Limited Partnership Act, and, to such counsel's knowledge, are owned by Kentucky Partners I (other than a .001% limited partnership interest which is owned by Kentucky Capital), free and clear of any Lien, except Liens created pursuant to the Insight Midwest Holdings Credit Facility and other than as set forth in the Prospectus;


                (xiii) This Agreement has been duly authorized, executed and delivered by the Company;


                (xiv) such counsel has no knowledge that the Company or any of its Significant Subsidiaries is in violation of its respective charter, by-laws, limited partnership agreement, operating agreement or other organizational documents, and such counsel has no knowledge that the Company or any of its Significant Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, and that is known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

                (xv) the sale of the Shares and the compliance by the Company with all provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except the registration under the Act of the Shares, except as may have been obtained or may be required under the securities or Blue Sky laws of the various states, and except such as would not, individually or in the aggregate, have a Material Adverse Effect), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws, limited partnership agreement or operating agreement of the Company or any of its Significant Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, and that is known to such counsel, to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their respective property is bound, or
         (iii) violate or conflict with any applicable law or any rule or regulation or, to such counsel's knowledge, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of their subsidiaries or their respective property, except, as to clause (iii), such violations or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect;


                (xvi) after oral inquiry of an executive officer of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect;


                (xvii)The statements set forth in the Prospectus under the caption ["Description of Capital Stock"], insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present, in all material respects, the information called for with respect to such terms, provisions and laws;


                (xviii)    The Company is not an "investment company", as such
         term is defined in the Investment Company Act;


                (xix) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and


                (xx) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection
         (xi) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;


                (d) Mr. Jack Feder, Esq., General Counsel for the Selling Stockholder, shall have furnished to you his written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                (i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder in accordance with their terms;


                (ii) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder; and the sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Partnership Agreement of the Selling Stockholder or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;


                (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except those which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;


                (iv) Immediately prior to Time of Delivery, the Selling Stockholder had good and valid title to the Shares to be sold at Time of Delivery by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; and


                (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters.


               (e) Fleischman & Walsh, L.L.P., special regulatory counsel for the Company, shall have furnished to you their written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                (i) The communities listed in Section A of Attachment 1 to such opinion, which are the communities served by cable systems operated by Insight Communications Midwest, Insight Ohio, Kentucky Partners II, Insight, L.P. (the "Insight Systems"), have been registered with the FCC in connection with the operation of the Insight Systems. The filing of a registration statement constitutes initial FCC authorization for the commencement of cable television operations in the community registered;


                (ii) The Company and its subsidiaries hold certain FCC licenses ("FCC licenses"). All FCC licenses and receive-only earth station registrations held by the Company and its subsidiaries in connection with the operation of the Insight Systems are listed on Attachment 1 to such opinion. To the best of such counsel's knowledge, all such FCC licenses have been validly issued or assigned to the present licensee and are currently in full force and effect. Such counsel has no knowledge of any event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC license held by the Company and its subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the best of such counsel's knowledge, no other FCC licenses are required in connection with the operation of the Insight Systems by the Company or its subsidiaries in the manner such counsel has been advised they are presently being operated. For the purposes of this opinion, an FCC license is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airways;

                (iii) Other than proceedings affecting the cable television industry generally, and other than rate proceedings, there is no action, suit or proceeding pending before or, to the best of such counsel's knowledge, threatened by the FCC which is reasonably likely to have a materially adverse impact upon the cable television operations of the Company and its subsidiaries, taken as a whole;


                (iv) To the best of such counsel's knowledge after due inquiry, the Company and its subsidiaries have filed all FCC Forms 320, 395-A, and 159 required under the Communications Act, as amended, and under the rules and regulations of the FCC;


                (v) The Company and its subsidiaries hold all authorizations and/or have filed all notifications required by the FCC in connection with their operation on all frequencies in the 108-137 and 225-400 MHz bands which such counsel has been advised are currently being utilized on the Insight Systems. The geographic and technical parameters with respect to the authorized use of these frequencies are listed on Attachment 1 to such opinion;


                (vi) The employment units covered by the Insight Systems and operated by the Company and its subsidiaries have been certified, where required, by the FCC for compliance with EEO requirements in each of calendar years 1994 through 1999 in which such Insight Systems have been owned, operated and/or managed by the Company or its affiliates;


                (vii) Statements of account required by Section 111 of the Copyright Act of 1976, as amended have been filed, together with royalty payments accompanying said statements of account, with the U.S. Copyright Office for the Insight Systems covering each of the accounting periods beginning with the January 1 through June 30, 1997 accounting period and ending with the July 1 through December 31, 2000 accounting period during which such Insight Systems have been operated by the Company and its affiliates. To the best of such counsel's knowledge, there are no currently outstanding inquiries received from the U.S. Copyright Office or any other party which question the copyright filings or payments made by the Company or its affiliates with respect to the Insight Systems. Such counsel is not aware of any pending or threatened claim, action or demand for copyright infringement or for non-payment of royalties with respect to the statements of account or related royalty payments filed by the Company and its affiliates for the Insight Systems;


                (viii)The Company has obtained all consents and approvals of the FCC and FCC authorizations, if any, required for the transactions contemplated in this Purchase Agreement where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits or orders would reasonably be expected to have a materially adverse impact on the Company or its subsidiaries;


                (ix) Neither the execution and delivery of this Underwriting Agreement, nor the offering of the Shares contemplated hereby will conflict with or result in a violation of any order or regulation of the FCC applicable to the Company and its subsidiaries, the conflict with or the violation of which would reasonably be expected to have a materially adverse impact on the Company or its subsidiaries; and

                (x) In such counsel's opinion, the statements incorporated by reference into the Prospectus under the headings ["Risk Factors--Our business has been and continues to be subject to extensive governmental legislation and regulation, and changes in this legislation and regulation could increase our costs of compliance and reduce the profitability of our business" "Risk Factors--The competition we face from other cable networks and alternative service providers may cause us to lose market share," "Business--Franchises," "Business--Competition" and "Legislation and Regulation"] insofar as they purport to describe the provisions of the law referred to therein, are accurate, complete and fair in all material respects.

               (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I (a) hereto and (ii) each of KPMG LLP and PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex l (b) hereto;

               (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

               (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or
         (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (j) The Shares at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

               (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each Director and Officer of the Company, substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

               (l) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

               (m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a), (f) and (g) of this Section.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this

Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, [the Company] will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder made or given by any or all of the Attorneys-in-Fact for the Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. The Company and the Selling Stockholder are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Company and each of the Representatives plus one for each counsel and the Custodian, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.


                                 Very truly yours,

                                 INSIGHT COMMUNICATIONS COMPANY, INC.

                                 By: ...........................................
                                     Name:
                                     Title:

                                 VESTAR CAPITAL PARTNERS III, L.P.

                                 By: ...........................................
                                     Name:
                                     Title:
                                     As
                                     Attorney-in-Fact acting on behalf of the
                                     Selling Stockholder named in Schedule II
                                     to this Agreement.

Accepted as of the date hereof

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Dresdner Kleinwort Wasserstein Securities LLC

By:...........................................
             (Goldman, Sachs & Co.)

On behalf of each of the Underwriters



                                   SCHEDULE I
                                                                         Number of Optional
                                                                            Shares to be
                                                        Total Number of     Purchased if
                                                          Firm Shares      Maximum Option
                              Underwriter               to be Purchased       Exercised
                              -----------              ---------------    ------------------
Goldman, Sachs & Co..................................
Credit Suisse First Boston Corporation...............
Banc of America Securities LLC.......................
Dresdner Kleinwort Wasserstein Securities LLC........
[Names of other Underwriters]........................










                                                        ----------            -----------
         Total.........................................  4,350,000                650,000
                                                        ==========            ===========



                                                       SCHEDULE II

                                                                                                Number of Optional
                                                                                                   Shares to be
                                                                           Total Number of            Sold if
                                                                             Firm Shares          Maximum Option
                                                                              to be Sold             Exercised

      The Selling Stockholder:......................................          4,350,000                650,000


      Vestar Capital Partners III, L.P..............................

Total..............................................................
                                                                         ---------------       ---------------------
                                                                              4,350,000                650,000
                                                                         ===============       =====================

-------------
(a) This Selling Stockholder has appointed Kim D. Kelly, Michael S. Willner and Elliot Brecher, Esq., and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                  Schedule III

                            Significant Subsidiaries





Insight Communications Company, L.P.

Insight Midwest, L.P.

Insight Midwest Holdings, LLC

Insight Communications Midwest, LLC

Insight Communications of Kentucky, L..P.

Insight Kentucky Partners I, L.P.

Insight Kentucky Partners II, L.P.

Insight Holdings of Ohio, LLC

Insight Communications of Central Ohio, LLC

                                   Schedule IV

                                  Jurisdictions



            Entity                                               Jurisdictions
            ------                                               -------------

Insight Communications Company, Inc.                             New York

                                                                 Illinois

Insight Communications Company, L.P.                             Kentucky

                                                                 Indiana

                                                                 Illinois

                                                                 New York

Insight Midwest, L.P.                                            Illinois

Insight Midwest Holdings, LLC                                    Illinois

Insight Communications Midwest, LLC                              Georgia

                                                                 Illinois

                                                                 Indiana

                                                                 Kentucky

Insight Communications of Kentucky, L..P.                        None

Insight Kentucky Partners I, L.P.                                None

Insight Kentucky Partners II, L.P.                               Kentucky

Insight Holdings of Ohio, LLC                                    None

Insight Communications of Central Ohio, LLC                      Ohio

                                                                      ANNEX l(a)

         Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be conformity with generally accepted accounting principles;

                      (B) any other unaudited income statement data and balance
               sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (C) the unaudited financial statements which were not
               included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
               (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (D) any unaudited pro forma consolidated condensed
               financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior
               to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                      (F) for the period from the date of the latest financial
               statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
         Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                      ANNEX l(b)